UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported):
April 29, 2010

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666
(Address of principal executive offices) (Zip Code)

(757) 766-1500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2010 Discretionary Bonus Awards
On April 29, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Measurement Specialties, Inc. (the “Company”) approved resolutions granting discretionary cash bonuses totaling $1.76 million and granting restricted stock units (“RSUs”) having a total value of $0.26 million. Of these amounts, the Compensation Committee awarded named executive officers discretionary cash bonuses totaling $323,000 and RSUs having a total value of $180,000, with the remainder of such cash bonuses and RSUs granted to certain other employees of the Company. The RSUs would be granted and valued as of June 15, 2010.  All of the RSUs would vest one year after the grant date, assuming continuous service of the recipient.

Fiscal Year 2011 Bonus Plan
On April 29, 2010, the Compensation Committee adopted the Company’s fiscal year 2011 Bonus Plan (the “2011 Bonus Plan”) for the Company’s named executive officers and certain other eligible employees of the Company.  The 2011 Bonus Plan establishes an aggregate target bonus amount for fiscal year 2011 of $3.3 million (the “Aggregate Target Bonus”). Pursuant to the 2011 Bonus Plan, the Company will accrue an aggregate bonus amount only if the Company’s fiscal 2011 EBITDA exceeds $38 million and fiscal 2011 EBITDA margin as a percentage of sales (“EBITDA Margin”) exceeds 17.5%.  The actual aggregate bonus amount will be based on the amount by which  the Company’s fiscal 2011 EBITDA (excluding the bonus accrual) exceeds the EBITDA (excluding the bonus accrual) that would have resulted if EBITDA Margin at such level of sales were equal to 17.5% (the “Excess Amount”). Under the 2011 Bonus Plan, the following amounts will be accrued to the aggregate bonus amount: (i) 92% of the Excess Amount up to a maximum  accrual equal to the Aggregate Target Bonus, plus (ii) 33% of the Excess Amount above the Aggregate Target Bonus up to an aggregate accrual of $4,000,000, plus (iii) 15% of the Excess Amount above $4,000,000.

The actual aggregate bonus amount accrued by the Company under the 2011 Bonus Plan is then subject to adjustment by the Compensation Committee following the end of the Company’s 2011 fiscal year to determine the amount (if any) that will actually be paid. The Compensation Committee will determine the portion of an actual accrued aggregate bonus amount that will be paid to the Company’s Chief Executive Officer, and will determine, in consultation with the Company’s Chief Executive Officer, the amount that will be paid to the other named executive officers and other eligible employees of the Company. EBITDA and EBITDA Margin are non-GAAP financial measures that are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from EBITDA and EBITDA margin as a percentage of sales measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Mark Thomson
Mark Thomson
Chief Financial Officer

Date: May 4, 2010